UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2024

 UNIVERSAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

 Virginia

(State or Other Jurisdiction of Incorporation)

001-00652	54-0414210
(Commission File Number)	(IRS Employer Identification No.)

9201 Forest Hill Avenue, Richmond, Virginia	23235
(Address of Principal Executive Offices)	(Zip code)

(804) 359-9311

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	UVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Universal Corporation (the “Company”) previously disclosed in a Current Report on Form 8-K (the “Form 8-K”) that was filed with the Securities and Exchange Commission on November 12, 2024, that it entered into a Consent with respect to that certain Credit Agreement, dated December 15, 2022, among the Company, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”). Under the Credit Agreement the Company covenants to deliver its quarterly financial statements within 45 days following quarter end (the “Quarterly Financials Covenant”). The Consent provided for among other things, an extension until December 31, 2024 for delivery by the Company of the Second Quarter 2025 Financials (as defined in the Form 8-K).

Effective December 23, 2024, the Company entered into a further Consent (“Updated Consent”) with respect to the Credit Agreement that provides for, among other things, an extension until February 14, 2025, for delivery by the Company of the Second Quarter 2025 Financials. In connection with the Updated Consent, the Company paid to each of the lenders who executed such Updated Consent a consent fee in an amount equal to 0.05% of the sum of (x) such lender’s Commitment (as defined in the Credit Agreement) and (y) the aggregate principal amount of such lender’s outstanding Term Loans (as defined in the Credit Agreement), in each case on December 20, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION

Date: December 26, 2024	By:	/s/ Catherine H. Claiborne
Catherine H. Claiborne
Vice President, General Counsel, and Secretary